                              REINSTATEMENT OF AND
               SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

          THIS REINSTATEMENT OF AND SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "Amendment") is executed as of this 10/th/ day of September, 2002, by and between ASP TWO CORPORATE PLAZA, L.P., a Delaware limited partnership ("Seller"), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("Buyer").

                                   WITNESSETH

          WHEREAS, as of August 14, 2002, Seller and Buyer entered into that certain Agreement of Sale and Purchase (the "Agreement"), relating to the purchase and sale of certain property commonly known as Two Corporate Plaza, Houston, Texas and more particularly described in the Agreement (the "Property"); and

          WHEREAS, by notice dated August 30, 2002. Buyer elected to terminate the Agreement pursuant to Section 3.6 thereof; and

          WHEREAS, as of September 6, 2002, Seller and Buyer entered into that certain Reinstatement of and First Amendment to Agreement of Sale and Purchase; and

          WHEREAS, Buyer is deemed to have terminated the Agreement because Buyer failed to confirm in writing to Seller by 5:00 p.m. CDT on September 6, 2002 that Buyer accepted and approved all matters described in Sections 3.1 and
3.2 of the Agreement; and

          WHEREAS, Seller and Buyer desire to reinstate the Agreement and to amend certain terms and conditions thereof.

          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2. Reinstatement. Buyer and Seller hereby agree that the Agreement is reinstated in its entirety, as if the termination of the Agreement by Buyer has never occurred. Buyer and Seller further agree that the Agreement shall remain in full force and effect, as amended by this Agreement.

3. Due Diligence. Buyer represents and warrants to Seller that Buyer has completed its Due Diligence, and Buyer hereby waives the right to terminate the Agreement pursuant to Article III thereof. Accordingly, as set forth in
     Section 3.6 of the Agreement, Buyer confirms that Buyer has accepted and approved all of the matters described in Sections 3.1 and 3.2 of the Agreement.

4. Closing Date. The Closing Date, as set forth in Section 9.2 of the Agreement, is hereby extended from September 30, 2002 to October 15, 2002. Furthermore, Buyer is hereby granted a one time extension right to extend the Closing Date until November 14, 2002 (the "Extension Right"), exercisable by written notice to Seller and Escrow Agent on or before October 10, 2002 at 12:00 noon CDT and by: (i) increasing the Deposit to Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) by depositing an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) in immediately available funds with the Escrow Agent via wire transfer with Escrow Agent by 5:00 p.m. CDT on October 10, 2002, and (ii) in the notice of Buyer's election to exercise its Extension Right, authorizing and directing Escrow Agent to immediately release Five Hundred Thousand and No/100 Dollars of the Deposit to Seller, which such portion of the Deposit shall be applied to the Purchase Price on the Closing Date and is non-refundable except as a result of Seller's default under Sections 5.1 of the Agreement. In the event that Seller has not received Buyer's notice of its election to exercise its Extension Right by October 10, 2002 at 12:00 noon CDT, Buyer shall be deemed to have waived its Extension Right and the Extension Right shall be null and void.

5. Effect. Except as specifically set forth above, all terms and conditions of the Agreement shall remain in full force and effect.

6. Facsimile Execution. For purposes of negotiating and finalizing this Amendment, any signed document, including this Agreement, transmitted via facsimile shall be treated in all manners and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as if the original document and signature was delivered to the other party.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.


                            [Signature Page Follows]

          IN WITNESS WHEREOF, Seller and Buyer have caused this Reinstatement of and Second Amendment to Agreement of Purchase and Sale to be executed as of the date first written above.

SELLER:                          ASP TWO CORPORATE PLAZA, L.P.,
                                 a Delaware limited partnership

                                 By:  ASP TWO CORPORATE PLAZA GP,
                                      L.L.C., a Delaware limited liability
                                      company, its general partner

                                      By: /s/ Scott R. Fitzgerald        [STAMP]
                                         -------------------------------
                                      Name:   Scott R. Fitzgerald
                                           -----------------------------
                                      Title:  Vice-President
                                            ----------------------------

BUYER:                           TRIPLE NET PROPERTIES, LLC, a
                                 Virginia limited liability company

                                      By:  _____________________________
                                      Name: ____________________________
                                      Title: ___________________________

          IN WITNESS WHEREOF, Seller and Buyer have caused this Reinstatement of and Second Amendment to Agreement of Purchase and Sale to be executed as of the date first written above.

SELLER:                                 ASP TWO CORPORATE PLAZA, L.P.,
                                        a Delaware limited partnership

                                        By: ASP TWO CORPORATE PLAZA, GP,
                                            L.L.C., a Delaware limited liability
                                            company, its general partner

                                            By: ________________________________
                                            Name:_______________________________
                                            Title:______________________________

BUYER:                                  TRIPLE NET PROPERTIES, LLC, a
                                        Virginia limited liability company

                                            By: ________________________________
                                            Name:_______________________________
                                            Title:______________________________

                              REINSTATEMENT OF AND
               FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

         THIS REINSTATEMENT OF AND FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "Amendment") is executed as of this ____ day of September, 2002, by and between ASP TWO CORPORATE PLAZA, L.P., a Delaware limited partnership ("Seller"), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, as of August 14, 2002, Seller and Buyer entered into that certain Agreement of Sale and Purchase (the "Agreement"), relating to the purchase and sale of certain property commonly known as Two Corporate Plaza, Houston, Texas and more particularly described in the Agreement (the "Property"); and

         WHEREAS, by notice dated August 30, 2002, Buyer elected to terminate the Agreement pursuant to Section 3.6 thereof; and

         WHEREAS, Seller and Buyer desire to reinstate the Agreement and to amend certain terms and conditions thereof.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2. Reinstatement. Buyer and Seller hereby agree that the Agreement is reinstated in its entirety, as if the termination of the Agreement by Buyer had never occurred. Buyer and Seller further agree that the Agreement shall remain in full force and effect, as amended by this Amendment.

3. Due Diligence. Buyer represents and warrants to Seller that Buyer has completed its Due Diligence, except with respect to review of that certain Property Condition Assessment Report by McCroy Engineering, Inc. (the "Report"), and Buyer hereby waives its rights to terminate the Agreement pursuant to Article III thereof, except with respect to the Report. Accordingly, as set forth in Section 3.6 of the Agreement, Buyer confirms that Buyer has accepted and approved all of the matters described in Sections 3.1 and 3.2 of the Agreement except with respect to the Report. Solely with respect to the Report, the Due Diligence Period in Section 3.1 of the Sale Agreement shall be extended from August 30, 2002 to September 6, 2002 at 5:00 p.m. CDT.

4. Closing Date. The Closing Date, as set forth in Section 9.2 of the Agreement, is hereby extended from September 30, 2002 to October 15, 2002. Furthermore, Buyer is hereby granted a one time extension right to extend the Closing Date until November 14, 2002

     (the "Extension Right"), exercisable by written notice to Seller and Escrow Agent on or before October 10, 2002 at 12:00 p.m. CDT and by: (i) increasing the Deposit to Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) by depositing an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) in immediately available funds with the Escrow Agent via wire transfer with Escrow Agent by 5:00 p.m. CDT on October 10, 2002, and (ii) in the notice of Buyer's election to exercise its Extension Right, authorizing and directing Escrow Agent to immediately release Five Hundred Thousand and No/100 Dollars of the Deposit to Seller, which such portion of the Deposit shall be applied to the Purchase Price on the Closing Date and is non-refundable except as a result of Seller's default under Sections 5.1 of the Agreement. In the event that Seller has not received Buyer's notice of its election to exercise its Extension Right by October 10, 2002 at 12:00 p.m. CDT, Buyer shall be deemed to have waived its Extension Right and the Extension Right shall be null and void.

5. Effect. Except as specifically set forth above, all terms and conditions of the Agreement shall remain in full force and effect.

6. Facsimile Execution. For purposes of negotiating and finalizing this Amendment, any signed document, including this Amendment, transmitted via facsimile shall be treated in all manners and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as if the original document and signature was delivered to the other party.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, Seller and Buyer have caused this Reinstatement of and First Amendment to Agreement of Purchase and Sale to be executed as of the date first written above.

SELLER:                                       ASP TWO CORPORATE PLAZA, L.P., a
                                              Delaware limited partnership

                                                   By: _________________________
                                                   Name:________________________
                                                   Title:_______________________

BUYER:                                        TRIPLE NET PROPERTIES, LLC, a
                                              Virginia limited liability company

                                                   By: _________________________
                                                   Name:  Anthony W. Thompson
                                                         -----------------------
                                                   Title: President
                                                          ----------------------

                         AGREEMENT OF SALE AND PURCHASE

                                    between

                         ASP TWO CORPORATE PLAZA, L.P.,
                         a Delaware limited partnership

                                    "Seller"


                                      and


                          TRIPLE NET PROPERTIES, LLC,
                      a Virginia limited liability company


                                    "Buyer"


                          with Escrow Instructions for

                      LandAmerica Title Insurance Company

                                as Escrow Agent

                         AGREEMENT OF SALE AND PURCHASE

     THIS AGREEMENT OF SALE AND PURCHASE (this "Agreement"), dated as of August 14, 2002 (the "Effective Date"), is between ASP TWO CORPORATE PLAZA, L.P., a Delaware limited partnership ("Seller") and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("Buyer").

                        ARTICLE 1 - CERTAIN DEFINITIONS

     Section 1.1 Definitions. The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

     "Action" shall have the meaning ascribed in Section 10.13.

     "Affiliate" shall mean any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "Assignment and Assumption of Contracts" shall have the meaning ascribed in
Section 9.3.

     "Assignment and Assumption of Leases" shall have the meaning ascribed in
Section 9.3.

     "Bill of Sale" shall have the meaning ascribed in Section 9.3.

     "Broker" shall mean Transwestern Property Company SW GP, L.L.C. d/b/a Transwestern Commercial Services.

     "Broker's Commission" shall have the meaning ascribed in Section 9.6.

     "Buyer's Broker" shall mean Triple Net Properties Realty, Inc.

     "Buyer's Broker's Commission" shall have the meaning ascribed in Section
9.6.

     "Closing" shall have the meaning ascribed in Section 9.2.

     "Closing Date" shall mean the date set forth in Section 9.2.

     "Closing Statement" shall have the meaning ascribed in Section 9.5.

     "Code" shall have the meaning ascribed in Section 5.4.

        "Commissions" shall means all commissions, referral fees, payments and obligations of Seller or the Property Manager to make payments to leasing agents, leasing brokers or other parties with respect to the leasing of all or any of the Property, whether such agreements are contained in a Lease or in any separate Commission Agreement.

        "Commission Agreements" shall mean all written agreements and documents obligating Seller or the Property Manager to pay Commissions that are not contained in a Lease, together with all amendments thereto or modifications thereof.

        "Contracts" shall mean the service contracts and other contracts described in Exhibit "C" and all other service contracts entered into by Seller after the Effective Date with respect to the Property in accordance with Section 8.4.

        "Deed" shall have the meaning ascribed in Section 9.3.

        "Deposit" shall have the meaning ascribed in Section 2.3.

        "Disclosure Items" shall have the meaning ascribed in Section 6.1.

        "Due Diligence" shall have the meaning ascribed in Section 3.1.

        "Due Diligence Items" shall have the meaning ascribed in Section 3.2.

        "Due Diligence Period" shall have the meaning ascribed in Section 3.1.

        "Effective Date" shall have the meaning ascribed in the Inroductory Paragraph.

        "Endorsements" shall have the meaning ascribed in Section 4.3.

        "Enviromental Laws" means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or any owner of the Real Property, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C (S) 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) the Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300f et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. (S) 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. (S) 11001 et seq.), the Randon and Indoor Air Quality Research Act (42 U.S.C. (S) 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. (S) 9601 et seq.), comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

        "Escrow Agent" shall mean LandAmerica Title Insurance Company, 7557 Rambler Rd., Suite 1200, Dallas, Texas 75231.

        "Excluded Property Records" shall have the meaning ascribed in Section 3.2.

        "Fixtures" shall mean the fixtures which are located at and affixed to any of the Improvements as of the Closing Date but specifically excluding any trade fixtures of the Tenants under the Leases.

        "Governmental Entity" means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property or any portion thereof.

        "Hazardous Materials" means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls ("PCBs"), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Real Property, to the extent in closed containers).

        "Improvements" shall mean the buildings, improvements, and structures located on the Land.

        "Independent Consideration" shall have the meaning ascribed in Section 2.4.

        "Land" shall mean that certain parcel of land and appurtenances thereto more particularly described on Exhibit "A" including Seller's right, title and interest, if any, in and to all rights-of-way, open or proposed streets (public or private), alleys, easements, strips or gores of land adjacent thereto.

        "Leases" shall mean all unexpired leases, subleases, occupancy agreements, and any other agreements, including all modifications or amendments thereto, for the use, possession, or occupancy of any portion of the Land as of the Closing Date, including any tenant guaranties delivered in connection with any of the foregoing.

        "Licensee Parties" shall mean those authorized agents, contractors, consultants and representatives of Buyer who shall inspect, investigate, test or evaluate the Property on behalf of Buyer in accordance with this Agreement.

        "Licenses and Permits" shall mean, collectively, to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Real Property, together with all renewals and modifications thereof.

     "Liens" shall have the meaning ascribed in Section 4.2.

     "Major Tenants" shall mean Lockheed Martin Corporation and United States of America.

     "New Leases" or "New Lease" shall mean, collectively, or singularly, any Lease for space at the Property entered into between the Effective Date and the Closing Date.

     "Operating Expenses" shall have the meaning ascribed in Section 9.5.

     "Permitted Exceptions" shall mean and include all of the following: (a) such state of facts as would be disclosed by a physical inspection of the Property; (b) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer); (c) any exclusions from coverage set forth in the jacket of any Owner's Policy of Title Insurance or any standard printed exceptions; (d) any exceptions caused by Buyer, its agents, representatives or employees; (e) such other exceptions as the Title Company shall commit to insure over in accordance with Section 4, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; (f) the rights of the Tenants under the Leases; and (g) any matters deemed to constitute Permitted Exceptions under Section 4.2.

     "Permitted Outside Parties" shall have the meaning ascribed in Section 3.5.

     "Personal Property" shall mean all of the right, title, and interest of Seller in and to the tangible personal property, which is located at and used in connection with any of the Improvements or the Land as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenants under the Leases, (b) any computer software which either is licensed to Seller, or Seller deems proprietary, (c) any tangible personal property used by any affiliated or unaffiliated on-site property manager and (d) any warrants, stock options or other equity securities related to the Property. Personal Property shall not include any appraisals, budgets, strategic plans for the Real Property, internal analyses, marketing information, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller's Property Manager which Seller deems proprietary.

     "Pre-Effective Date Leases" or "Pre-Effective Date Lease" shall mean, collectively, or singularly, any Lease for space at the Property in effect as of the Effective Date.

     "Property" shall mean the Real Property, the Personal Property, the Leases, the Contracts, and to the extent transferable, all of Seller's right, title and interest in and to all tangible and intangible assets of any nature relating to the Property, including without limitation, (a) all warranties upon the Improvements or the Personal Property, (b) rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of Improvements,
(c) all works of art, graphic designs, and other intellectual or intangible property owned and used by Seller in connection with the Property, including any trade name associated with the Improvements, (d) all claims and causes of action arising out of or in connection with the Property after the Closing Date, (e) the Licenses and Permits, and (f) Seller's right, title and interest, if any, in and to the name "Two Corporate Plaza".

        "Property Manager" shall mean those individuals or entities which manage the Property.

        "Proration Items" shall have the meaning ascribed in Section 9.5.

        "Proration Time" shall have the meaning ascribed in Section 9.5.

        "Purchase Price" shall have the meaning ascribed in Section 2.2.

        "Real Property" shall mean the Land, the Improvements, and the Fixtures.

        "Reimbursable Lease Expenses" shall mean, collectively, any and all fees paid by Seller prior to Closing or costs and expenses paid or incurred by Seller prior to Closing arising out of or in connection with any extensions, renewals or expansions under any Lease for space at the Property exercised or granted between the Effective Date and the Closing Date, and any New Lease, Reimbursable Lease Expenses shall include, without limitation, (a) brokerage commissions and fees payable pursuant to a Commission Agreement or a Lease or New Lease to effect any such leasing transaction (including, without limitation, any fees owed to the Property Manager), (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (c) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (d) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (i) with respect to any extension or renewal, the term of such extension or renewal, (ii) with respect to any expansion, that protion of the term remaining under the subject Lease after the date of any expansion, or (iii) with respect to any New Lease, the entire initial term of any such New Lease, and (e) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property).

        "Rent" or "Rents" shall mean and include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proration share of building operation and maintenance costs and expenses as provided for under the applicable Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by tenants under the Leases or from other occupants or users of the Property, but excluding amounts received for Operating Expenses.

        "Reporting Person" shall have the meaning ascribed in Section 5.4(a).

        "Survey" shall mean that certain existing ALTA survey of the Land and Improvements more particularly described on Exhibit "I" attached hereto.

        "Tenant Deposits" means all advance rents and security deposits (whether cash or non-cash) paid or deposited by a Tenant to Seller, as landlord, or any other person on Seller's behalf pursuant to a Lease (together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenant or as required by law).

        "Tenant" or "Tenants" shall mean all persons or entities occupying or entitled to possession of any portion of the Land pursuant to the Leases, including tenants, subtenants, and licensees.

        "Title Commitment" shall have the meaning ascribed in Section 4.1.

        "Title Company" shall mean Lawyers Title Insurance Company.

        "Title Documents" shall have the meaning ascribed in Section 4.1.

        "Title Objections" shall have the meaning ascribed in Section 4.2.

        "Title Policy" shall have the meaning ascribed in Section 4.3.

        1.2 Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to "Article" or "Sections" without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term "including" shall mean in all cases "including but not limited to," unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

                                   ARTICLE 2
                 AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE

        Section 2.1 Agreement of Purchase and Sale. Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume subject to the terms and conditions stated herein, all of Seller's right, title and interest in and to the Property.

        Section 2.2 Purchase Price. Buyer shall pay Seller the purchase price of Thirteen Million Five Hundred Eighty Thousand and No/100 Dollars ($13,580,000.00)("Purchase Price") at the Closing, subject to the adjustments described in Section 9.5, in immediately available funds.

        Section 2.3 Deposit. Upon the execution of this Agreement, Buyer shall deposit via wire transfer the sum of Two Hundred Fifty Thousand and No/100 Dollars($250,000.00) in immediately available funds as a deposit (the "Deposit") with Escrow Agent whose address is as indicated in Section 10.3. The Deposit shall be non-refundable except as provided in Sections 3.6, 4.2, 5.1, 8.1, and
10.2 and shall be held and delivered by Escrow Agent in accordance with the provisions of Article 5. Interest earned on the Deposit shall be considered part of the Deposit and shall be deemed to have been earned by, and constitute income of, Buyer. Except as otherwise expressly set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.

        Section 2.4 Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, buyer has paid to Seller as further consideration for this Agreement, in cash, the sum of One Hundred Dollars ($100.00)(the "Independent Consideration"), in addition to the Deposit and the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances.

        Section 2.5 Indivisible Economic Package. Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.

        Section 2.6 Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing Buyer will: (a) assume and perform (i) all of the covenants and obligations of Seller, Seller's predecessors in title and Seller's Affiliates pursuant to the Leases and Contracts (including, without limitation, those relating to any tenant deposits) which arise on or after the Closing Date and (ii) all obligations under the Leases and Contracts relating to the physical and environmental condition of the Property regardless of whether such obligations arise before, on or after the Closing Date; (b) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller or any of its Affiliates (i) resulting from, arising out of, or in any way related to the Disclosure Items set forth in Exhibit "B", past, present or future, known or unknown, and (ii) resulting from, arising out of, or in any way related to any Licenses and Permits and arising on or after the Closing Date; and (c) assume Seller's obligations to pay, when due (whether on a stated due date or accelerated) any Reimbursable Lease Expenses in accordance with Section 8.2. Buyer hereby indemnifies and holds Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Seller and arising out of the failure of Buyer to perform its obligations pursuant to this Section 2.6. The provisions of this Section 2.6 shall survive the Closing without limitation.

                            ARTICLE 3 - BUYER'S DUE
                      DILIGENCE/CONDITION OF THE PROPERTY

        Section 3.1 Buyers's Inspections and Due Diligence. Buyer acknowledges that prior to the date hereof has conducted and continuing for a period which will expire at 5:00 p.m. Eastern Time on August 30, 2002 (the "Due Diligence Period"), the Buyer shall continue to conduct its examinations, inspections, testing, studies and investigations of the Property, information regarding the Property and such documents applicable to the Property, including, without limitation, the Rent Roll and the Due Diligence Items and all other documents and items Seller makes available to Buyer in accordance with or pursuant to
Section 3.2 (collectively, the "Due Diligence"). Except for any limitations imposed by Section 3.4, Buyer has conducted and may conduct such due diligence activities, inspections, and studies of the Property as it deems necessary or appropriate, and examine and investigate to its full satisfaction all facts, circumstances, and matters relating to the Property (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title and survey matters, and any other matters it deems necessary or appropriate for purposes of consummating this transaction. The Due Diligence shall be at Buyer's sole cost and expense.

        Section 3.2 Delivery Period. (a) Prior to the Effective Date, Seller has delivered to Buyer, or made available to Buyer for inspection at the Property or at the office of the Property Manager and Buyer acknowledges receipt of or access to, the following: (i) the most recent rent roll statement (the "Rent Roll") with respect to the Property prepared by Seller, in the form and containing such information as maintained by Seller from time to time, together with copies of all Leases referenced on the Rent Roll and copies of any subleases or amendments relating thereto and Tenant correspondence in Seller's possession; (ii) the most recent aging receivables report with respect to the Property prepared by Seller, in the form and containing such information as maintained by Seller from time to time; (iii) the Survey; (iv) copies of all Contracts (including any Commission Agreement); (v) copies of any of the following items pertaining to the Property to the extent they exist and are in Seller's possession, monthly cashflow reports for the current year to date, operating statements for the Property for calendar year 2000 and calendar year 2001, real and personal property tax bills for the Property, copies of existing engineering studies and existing environmental audits prepared by third parties in connection with the Property, the Licenses and Permits, and any lists of personal property owned by Seller and located on Real Property; and (vi) a copy of Seller's existing policy of title insurance (collectively, the Due Diligence Items").

        (b) All documents, materials, and information furnished to or made available to Buyer pursuant to this Section 3.2 are being furnished or made available to Buyer for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, except as may otherwise be expressly set forth in Section 6.1 and as limited by Section 6.2 and Section 7.2, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of
Section 3.5.

     (c) Notwithstanding any terms to the contrary in this Agreement, (i) Seller shall not be obligated or otherwise required to furnish of make available to Buyer any of the following (collectively, "Excluded Property Records"): (A) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the property, including, without limitation, 2002 budgets, prepared by or on behalf of Seller or any Affiliate of Seller, (B) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the purchase of the Property by Seller, or which are subject to a confidentially agreement, and (C) those documents listed on Schedule 3.2 attached hereto; (ii) Due Diligence Items Shall not include any Excluded Property Records; and (iii) Seller shall have no obligation or liability of any kind to Buyer as a result of Seller not furnishing or making available to Buyer the Excluded Property Records.

     Section 3.3 Site Visits. During the Due Diligence Period, Buyer and its Licensee Parties shall have reasonable access to the Real Property at agreed upon times for agreed upon purposes on at least one (1) business day prior notice to Seller. Such notice shall describe the scope of the Due Diligence Buyer intends to conduct during Buyer's access to the Real Property. Seller shall make reasonable efforts to have an agent available to accompany Buyer or any Licensee Parties, and in all events Seller shall have the right to have a representative present during any visits to or inspections of any Real Property or any meetings or discussions with any Tenant by Buyer or any Licensee Parties. Buyer will conduct its Due Diligence in a manner so as to minimize, to the extent reasonably possible to do so, any interference with the operations and occupancy of the Property and to minimize, to the extent reasonably possible to do so, and disturbance to Tenants. Buyer will not enter the Real Property or contact any leasing agents or the Property Manager of Real Property or any Governmental Entity without Seller's prior written constant, which consent shall not be unreasonably withheld or delayed. Neither Buyer nor any Licensee Parties may contact any Tenants at the Real Property or make any inquiries of such Tenants which in any way relate to the Real Property, any of the tenant estoppel certificates, or to Seller without Seller's Prior written consent, which consent shall not be unreasonably withheld. In the event Buyer desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform and request Seller's express written consent. Seller may withhold or condition consent to any physically intrusive Due Diligence in Seller's sole and absolute discretion (other than with respect to core samples of roofs and asphalt on parking lots for which Seller's consent shall not be unreasonably withheld or delayed) Seller's consent to samples of roofs and asphalt parking lots shall be deemed to have been given if Seller does not disapprove such sampling on or prior to two(2) business days after Seller's receipt of Buyer's reasonably detailed sampling plan therefor. Upon receipt of Seller's written consent, Buyer and all Licensee Parties shall, in performing such Due Diligence, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property and will not engage in any activities which would violate any permit, license, or environmental law or regulation. Buyer and any Licensee Parties will: (a) maintain comprehensive general liability (occurrence) insurance in an amount of not less than $2,000,000 per occurrence covering any accident arising in connection with the presence of Buyer or the other Licensee Parties on the Real Property or Improvements, and deliver a certificate of insurance, which names the Seller and the Property Manager as additional insureds thereunder verifying such coverage to Seller prior to entry upon the Real Property or Improvements; (b) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (c) restore the Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.

          Section 3.4 Due Diligence Indemnity. Buyer shall defend, indemnify, and hold harmless Seller, Seller's partners, shareholders or members, as applicable, and the Property Manager from and against all losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to the Property or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic's and materialmen's liens and attorneys' fees, arising out of or in connection with Buyer's Due Diligence, Buyer's breach of its obligations under Section 3.5 or Buyer's or any Licensee Parties' entry upon the Real Property, unless any of the same are caused solely by the gross negligence or willful misconduct of Seller, Seller's partners, shareholders or members, as applicable, and/or the Property Manager. The provisions of this Section 3.4 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement, and shall not be subject to the twelve month limitation set forth in Section 6.2.

          Section 3.5 Confidentiality. Buyer agrees that any information obtained by Buyer or its attorneys, partners, accountants, lenders or investors (collectively, for purposes of this Section 3.5, the "Permitted Outside Parties") in the conduct of its Due Diligence shall be treated as confidential pursuant to Section 10.11 and shall be used only to evaluate the acquisition of the Property from Seller. Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Due Diligence Items will be disclosed and exhibited only to those persons within Buyer's organization or to those Permitted Outside Parties who are involved in determining the feasibility of Buyer's acquisition of the Property. Buyer further acknowledges that the Due Diligence Items and other information relating to the leasing arrangements between Seller and any tenants or prospective tenants are proprietary and confidential in nature. Buyer agrees not to divulge the contents of such Due Diligence Items or any other information except in strict accordance with
Section 3.5 and Section 10.11 of this Agreement. In permitting Buyer and the Permitted Outside Parties to review the Due Diligence Items and other information to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer and the Permitted Outside Parties, for whom, by its execution of this Agreement, Buyer is acting as an agent with regard to such waiver. The provisions of this Section 3.5 shall survive the Closing without limitation.

          Section 3.6 Termination Right. Buyer, by giving Seller and Escrow Agent written notice on or before the end of Due Diligence Period, may terminate its obligations hereunder without further liability except as described in this
Section 3.6 and in Sections 3.4, 3.5, 9.6 and 10.11. If before the end of the Due Diligence Period, Buyer fails to give Seller and Escrow Agent such written notice, then Buyer shall be deemed to have elected to terminate this Agreement. If Buyer timely elects to or is deemed to have elected to terminate its obligations hereunder as described above, Buyer shall provide to Seller, promptly after receipt of a request from Seller, originals of all third party reports, studies and appraisals relating to the Property in its possession, without representation or warranty and at no cost to Seller. The foregoing obligation shall survive any termination of this Agreement. Subject to the terms of this Agreement, Buyer, after the expiration of the Due Diligence Period, may continue to conduct further physical Due Diligence or other examinations, inspections, tests, studies and investigations regarding the Property; provided, however, that except as otherwise expressly provided in Section 5.1 and Section 10.2(b), in no event shall Buyer have any right to terminate or otherwise modify its obligations hereunder after the end of the Due Diligence Period as a result of any such further physical Due Diligence or other examinations, inspections, tests, studies or investigations regarding the Property, and the provisions of this
Article 3, including, without limitation, the indemnification provisions, shall continue to apply.

     Section 3.7 Estoppel Certificates. (a) Seller shall use reasonable efforts to obtain and deliver to Buyer estoppel certificates from the Tenants of the Property whose Leases will continue after the Closing. Such certificates either shall be in the form of Exhibit "H" attached hereto or, with respect to the Lease with the United States of America in the "statement of fact" form typically provided by the United States of America or such other form that a Tenant is obligated to sign under or pursuant to its Lease. A copy of each estoppel certificate received by Seller from a Tenant shall be delivered by Seller to Buyer promptly after Seller receives such certificate from the Tenant.

     (b) It shall be a condition precedent to the Closing that (i) an estoppel certificate from Lockheed Martin Corporation be obtained prior to the date that is five (5) business days prior to the Closing Date with no material modifications from the estoppel certificate forms attached hereto as Exhibit "H", provided, however, (A) to the extent the form requires information not required of Lockheed Martin Corporation under the provisions of its Lease, Seller will use reasonable efforts to obtain an estoppel certificate in the form or in a form as close thereto as possible, but in any event an estoppel certificate executed by Lockheed Martin Corporation in the form prescribed by its Lease shall satisfy the requirement of this Section 3.7(b) or (B) Buyer will not unreasonably withhold approval of any estoppel certificate as modified by Lockheed Martin Corporation and delivered by Seller to Buyer provided that the Information in such estoppel is not inconsistent with the information included in the estoppel form completed for Lockheed Martin Corporation (ii) a statement of fact United States of America be obtained prior to the date that is five (5) business days prior to the Closing Date. If the estoppel certificate from Lockheed Martin Corporation delivered by Seller to Buyer is unacceptable to Buyer as set forth above or if a Major Tenant fails to provide Buyer an estoppel certificate, or statement of fact, as applicable, Buyer's sole remedy is, by giving Seller and Escrow Agent written notice on or before the Closing, to terminate its obligations hereunder without further liability except as described in Sections 3.4, 3.5, 3.6, 9.6 and 10.11.

     (c) If the estoppel certificates, other than the estoppel certificates from the Major Tenants, delivered by Seller to Buyer are unacceptable to Buyer for any reason, Buyer's sole remedy is, by giving Seller and Escrow Agent written notice on or before the end of the Due Diligence Period, to terminate its obligations hereunder without further liability except as described in Sections 34., 3.5, 3.6, 9.6 and 10.11. If, before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to waive its right to terminate this Agreement pursuant to this Section 3.7(c). After the expiration of the Due Diligence Period, provided Buyer has not terminated this Agreement, Seller shall continue to use reasonable efforts to obtain and deliver to Buyer estoppel certificates from the Tenants of the Property whose Leases will continue after the Closing to the extent Seller has not previously delivered to Buyer estoppel certificates from such Tenants; provided, however, except as set forth in Section 3.7(b) above, in no event shall Buyer have any right to terminate its obligations hereunder after the end of the Due Diligence Period as a result of any estoppel certificates received or not received by Buyer after the end of the Due Diligence Period.

                          ARTICLE 4 - TITLE AND SURVEY

          Section 4.1 Title to Real Property. Seller shall make available to Buyer not later than five (5) business days after the Effective Date (a) a commitment to issue an owner's policy of title insurance with respect to the Property issued by the Title Company (the "Title Commitment"), (b) copies of all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage (the "Title Documents"), and (c) the Survey.

          Section 4.2 Certain Exceptions to Title. Buyer shall have the right to object in writing to any title matters that are not Permitted Exceptions which are disclosed in the Title Commitment or Survey (herein collectively called "Liens") within fifteen (15) days after receipt of the Title Commitment, the Title Documents and the Survey. Unless Buyer shall timely object to the Liens, all such Liens and any other encumbrances which are set forth in the Title Commitment and any such supplemental reports or updates shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Buyer shall be herein collectively called the "Title Objections." Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections, in form acceptable to Buyer in its reasonable discretion. Seller shall notify Buyer in writing within five (5) business days after receipt of Buyer's notice of Title Objections whether Seller elects to remove the same. If Seller is unable to remove or endorse over any Title Objections in form acceptable to Buyer (in its reasonable discretion) prior to the Closing, or if Seller elects not to remove one or more Title Objections, Buyer may elect, as its sole and exclusive remedy therefore, to either (a) terminate this Agreement by giving written notice to Seller and Escrow Agent on or before the end of the Due Diligence Period, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in Sections 3.4, 3.5, 3.6, 9.6, and 10.11, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If before the end of the Due Diligence Period, Buyer fails to give Seller and Escrow Agent such written notice, then Buyer shall be deemed to have elected to waive such Title Objections and its right to terminate this Agreement pursuant to this Section
4.2. Notwithstanding the foregoing, Seller shall be obligated at Closing to cause the release of the liens of any financing obtained by Seller which is secured by the Property or provide for affirmative coverage over any monetary liens created or caused by Seller and filed against the Property, in form reasonably acceptable to Buyer.

     Section 4.3 Title Insurance. At Closing, the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer an extended coverage ALTA owner's form title policy (the "Title Policy"), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require (the "Endorsements"), provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.

                  ARTICLE 5 - REMEDIES AND DEPOSIT INSTRUCTIONS

     Section 5.1 Permitted Termination; Seller Default. If the sale of the Property is not consummated due to the permitted termination of this Agreement by Buyer as herein expressly provided, the Deposit shall be returned to Buyer and Buyer will have no liability hereunder except as set forth in Sections 3.4, 3.5, 3.6, 9.6 and 10.11. If the sale of the Property is not consummated due to Seller's default hereunder, Buyer shall be entitled, as its sole and exclusive remedy, either (a) to receive the return of the Deposit, or (b) to enforce specific performance of this Agreement. Buyer expressly waives its rights to seek any damages in the event of Seller's default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court prescribed by Section 10.5, on or before twenty (20) days following the date upon which Closing was to have occurred.

     Section 5.2 Buyer Default; Liquidated Damages. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE BUYER FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT AS PROVIDED IN SECTIONS 3.4, 3.5, 3.6, 9.6 AND 10.11. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS

AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S SURVIVING OBLIGATIONS UNDER SECTIONS 3.4, 3.5, 3.6, 9.6, AND 10.11.

Initials:       Seller 87         Buyer

                Section 5.3 Deposit Instructions. The Escrow Agent joins herein below to evidence its agreement to hold such funds in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent.

                (a) The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party's receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any person executing such instruction notice or evidence.

                (b) The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own willful misconduct or gross negligence.

                (c) The Escrow Agent shall be reimbursed on an equal basis by Buyer and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including the cost of any legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.

                (d) In the event of a dispute between the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.

                (e) The Escrow agent shall invest the amount in escrow in accounts which are federally insured or which invest solely in government securities and shall be applied in accordance with the terms of this Agreement. Interest earned thereon shall be added to the funds deposited by Buyer.

                Section 5.4 Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Code"), and any related reporting requirements of the Code, the parties hereto agree as follows:

                (a) Provided the Escrow Agent shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Buyer shall designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the "Reporting Person"). If the Escrow Agent refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Buyer shall agree to appoint another third party as the Reporting Person.

     (b)    Seller and Buyer hereby agree:

     (i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

     (ii) to provide to the Reporting Person such party's taxpaper identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpaper identification number supplied by such party to the Reporting Person is correct.

     (c) Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF SELLER

     Section 6.1 Representations and Warranties of Seller. Subject to the provisions of Sections 6.2 and 7.4 and except for those matters described in Exhibit "B" (the "Disclosure Items") for which Seller makes no representations or warranties of any kind and for which Seller shall have no liability or obligation to Buyer of any kind whatsoever, Seller makes the following representations and warranties with respect to the Property:

     (a) Status. Seller is a limited partnership duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact busines in the State of Texas.

     (b) Authority. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligations of Seller, subject to equitable principles and principles governing creditors' rights generally.

     (c) Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not, to Seller's knowledge (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or (ii) conflict with, result in a breach of, or constitute a default under the organic documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound.

          (d) Suits and Proceedings. To Seller's Knowledge, there are no legal actions, suits or similar proceedings pending and served, or threatened against
(i) Seller which (A) are not adequately covered by existing insurance or (B) if adversely determined, would adversely affect Seller's ability to consummate the transactions contemplated hereby or (ii) the Property.

          (e) Non-Foreign Entity. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (f) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

          (g) Condemnation. To Seller's knowledge, Seller has not received any written condemnation notice from any Governmental Entity with respect to all or part of the Property.

          (h) Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

          (i)   Employees. Seller has no employees with respect to the Property.

          (j) Environmental. To Seller's knowledge, Seller has or will deliver to Buyer, pursuant, to Section 3.2, true, correct and complete copies of all third party environmental audits with respect to the Property in Seller's possession.

          (k) Notices. To Seller's knowledge, Seller has not received any written notice from any Governmental Entity asserting that the Property has not been and is not currently in compliance with all applicable laws, ordinance, requirements and regulations which have not been corrected.

          (l) Tenants. The list of Tenants attached hereto as Exhibit "J" is a true and complete list of all Tenants under the Leases as of the Effective Date.

          (m) Contracts. The list of Contracts attached hereto as Exhibit "C" is a true and complete list of all Contracts in effect as of the Effective Date.

          Section 6.2 Limited Liability. The representations and warranties of Seller set forth in Section 6.1, together with Seller's liability for any breach before Closing of any of

Seller's interim operating covenants under Article 8, will survive the Closing for a period of twelve (12) months. Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $50,000.00, and then only to the extent of such excess. In addition, in no event will Seller's liability for all such breaches exceed, in the aggregate, $500,000. Seller shall have no liability with respect to any of Seller's representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates or any of the Due Diligence Items, as a result of Buyer's Due Diligence, the inclusion of any information in or written disclosure by Seller or Seller's agents and employees) that contradicts any of Seller's representations and warranties herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement. Sections 3.4, 3.5, 3.6, 9.6, and
10.11 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.

               Section 6.3 Seller's Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to Seller's knowledge," or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Scott Fitzgerald, James Dow, and Kenneth Klimala and no others, at the times indicated only, without duty of inquiry whatsoever. In no event shall Seller have or be deemed to have knowledge on any matter solely by reason of notice thereof being imputed by operation of law or otherwise to Kenneth Klimala as a result of Kenneth Klimala having been an officer of Allstate Insurance Company, an affiliate of the predecessor in interest of Seller of the Property.

               Section 6.4 Liability of Representations and Warranties. Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that it will bring no action of any kind against such individuals, any shareholder, partner or member of Seller, as applicable, or related to or arising out of these representations and warranties.

              ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF BUYER

               Section 7.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller the following:

               (a) Status. Buyer is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Virginia.

               (b) Authority. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors' rights generally.

        (c) Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or conflict with, result in a breach of, or constitute a default under the organic documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

        (d) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

        (e) Bankruptcy. Buyer has not (i) commenced a voluntary case, or had entered against it a pettion, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

        (f) Solvency. Buyer will not be rendered insolvent in connection with, or as a result of, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

The representations and warranties of Buyer set forth in this Section 7.1 will survive the Closing for a period of twelve (12) months. Seller will not have any right to bring any action against Buyer as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $50,000.00, and then only to the extent of such excess. In addition, in no event will Buyer's liability for all such breaches exceed, in the aggregate, $250,000. Buyer shall have no liability with respect to any Buyer's representations, warranties and covenants herein if, prior to the Closing, Seller has actual knowledge of any breach of a representation or warranty, or Seller obtains knowledge (from whatever source, including, without limitation, the inclusion of any information in or written disclosure by Buyer or Buyer's agents and employees) that contradicts any of Buyer's representations and warranties herein, and Seller nevertheless consummates the transaction contemplated by this Agreement. Sections 3.4, 3.5, 3.6, 9.6, and 10.11 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Buyer under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.

        Section 7.2 Buyer's Independent Investigation. (a) Buyer has been given, or will be given before the end of the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without limitation:

        (i) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;

        (ii) The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, without limitation, an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at Buyer's sole expense;

        (iii) Any easements and/or access rights affecting the Property;

        (iv) The Leases and all matters in connection therewith, including, without limitation, the ability of the Tenants to pay Rent;

        (v) The Contracts, the Licenses and Permits, the Commission Agreements and any other documents or agreements of significance affecting the Property; and

        (vi) All other matters of material significance affecting the Property or delivered to Buyer by Seller in accordance with Article 3 of this Agreement.

        (b) THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND BUYER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER, AND BUYER HAS CONDUCTED, OR WILL CONDUCT, ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1 AS SUCH MAY BE LIMITED BY SECTION 6.2, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKET ABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF

FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (v) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (vi) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (vii) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. Buyer represents that it is a knowledgeable, experienced and sophisticated buyer of real estate, and that it is relying solely on its own expertise and that of Buyer's consultants in purchasing the Property and that it is receiving reasonably equivalent value in consummating the transactions contemplated hereby. Buyer acknowledges and agrees that it will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including but not limited to the physical and environmental conditions thereof, during the Due Diligence Period and, except as set forth in Section 6.1 (as limited by Section 6.2), Buyer will rely upon same and not upon any statements of Seller or of any officer, director, employee, agent or attorney of Seller. Buyer acknowledges that all information obtained by Buyer will be obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Due Diligence Items or other such information heretofore or hereafter furnished to Buyer. Upon Closing, Buyer will assume the risk that adverse, matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon Closing, Seller will sell and convey to Buyer, and Buyer will accept the Property, "AS IS, WHERE IS," with all faults. Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Buyer acknowledges that the Purchase Price reflects the "as is, where is" nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SUBSECTION 7.2(b) WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE INCORPORATED INTO THE DEED.

               Section 7.3  Buyer's Release of Seller.

               (a) Seller Released From Liability. Seller is hereby released from all responsibility and liability to Buyer regarding the condition (including its physical condition and its compliance with applicable laws, and the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller's representations under
Section 6.1.

               (b) Buyer's Waiver of Objections. Buyer acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had, or will have, the opportunity to conduct such investigation and study on and of said Property and adjacent areas as it deemed necessary, and subject to Seller's responsibility for any breach of the warranties and representations contained in Section 6.1, hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Materials of other contaminants, may not be revealed by its investigation.

               (c) Survival. The foregoing waivers and releases by Buyer shall survive either (i) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon its recordation, or (ii) any termination of this Agreement.

               Section 7.4 Discharge. Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the transfer contemplated hereby, to the contrary (including, without limitation, any language providing for survival of certain provisions hereof or thereof), Buyer hereby acknowledges and agrees that (a) prior to Closing, Buyer's sole recourse in the event of a breach by Seller shall be as set forth in Section 5.1, and (b) Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller's covenants, indemnities, and obligations contained in this Agreement and the documents delivered pursuant hereto, and Seller shall have no further liability to Buyer or otherwise with respect to this Agreement, the transfers contemplated hereby, or any documents delivered pursuant hereto, except to the extent of any obligation or liability Seller may have under Section 6.1 as to which Seller's liability, if any, shall be limited as provided in Section 6.2.

                  ARTICLE 8 - LEASES; MAINTENANCE OF PROPERTY

          From the date hereof until the Closing, and except as otherwise consented to or approved by Buyer, Seller covenants and agrees with Buyer as follows:

          Section 8.1 New Leases; Lease Modifications. After the Effective Date and prior to the end of the Due Diligence Period, Seller, in its sole discretion, and without Buyer's consent shall have the right to enter into any New Lease it deems advisable; provided, however, that Seller shall provide Buyer with an executed copy of any such New Lease promptly after the execution and delivery thereof but in no event later the last day of the Due Diligence Period. Buyer's sole remedy in the event any New Lease is executed by Seller after the Effective Date and prior to the end of the Due Diligence Period shall be to terminate this Agreement on or before the end of the Due Diligence Period in accordance with Section 3.6. After the end of the Due Diligence Period, Seller shall not, without Buyer's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied in good faith, with the reasons for such denial specified in reasonable detail within three (3) business days after receipt by Buyer of the information referred to in the next sentence, enter into a New Lease; modify, terminate, accept a surrender of, or amend any Pre-Effective Date Lease or any New Lease entered into prior to the end of the Due Diligence Period (except pursuant to the exercise by a Tenant of a renewal, extension or expansion option or other right contained in such Tenant's lease); consent to any assignment or sublease in connection with any Pre-Effective Date Lease or New Lease; or remove any tenant under any Pre-Effective Date Lease or New Lease, whether by summary proceedings or otherwise, except by reason of a default of the tenant under the subject Pre-Effective Lease or New Lease. Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. If Buyer fails to object in writing to any such proposed action within three (3) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action. If any Lease requires that the landlords's consent be given under the applicable circumstances (or not be unreasonably withheld), then Buyer shall be deemed ipso facto to have approved such action. Any notice from Buyer rejecting the proposed action shall include a description of reasons for Buyer's rejection.

          Section 8.2 Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Buyer shall assume Seller's obligations to pay, when due (whether on a stated due date or by acceleration) any Reimbursable Lease Expenses unpaid as of the Closing, and Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Lease Expenses and the payment thereof.

          Section 8.3 Lease Enforcement. Subject to the provisions of Section 8.1, prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Pre-Effective Date Lease or New Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant) and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer; provided, however, Seller shall not have the right to apply all or any portion of any Tenant Deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by Tenants unless such defaults exist as of the Effective Date and are disclosed on the Rent Roll.

          Section 8.4 Certain Interim Operating Covenants. Seller covenants to Buyer that Seller will: (a) from the Effective Date until Closing or earlier termination of this Agreement, continue to operate, manage and maintain the Improvements in the ordinary course of Seller's business and substantially in accordance with Seller's present practice, subject to ordinary wear and tear and further subject to Section 10.2; (b) from the Effective Date until Closing or earlier termination of this Agreement, maintain fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Land and the Improvements as of the Effective Date; (c) from and after the end of the Due Diligence Period until Closing or earlier termination of this Agreement, not enter into any new contract for the provision of goods or services to or with respect to such the Property other than in the ordinary course of business, or renew, extend, modify or replace any of the Contracts unless in each instance such contract is terminable as of the Closing Date without payment of any fees or penalty or unless Buyer consents thereto in writing, which approval shall not be unreasonably withheld, delayed or conditioned; (d) from the Effective Date until Closing or earlier termination of this Agreement, deliver to Buyer copies of any notices received or given pursuant to a Lease alleging a default by Seller or any Tenant thereunder; and (e) from the Effective Date until Closing or earlier termination of this Agreement, on or before the 10/th/ day of each calendar month, provide Buyer a rent roll current as of the first day of such calendar month. In addition, Seller shall terminate any leasing and/or management agreement with the Property Manager with respect to the Property effective as of the Closing Date and pay any and all costs and expenses of termination thereof.

                       ARTICLE 9 - CLOSING AND CONDITIONS

          Section 9.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Agent, and this Agreement shall serve as escrow instructions to the Escrow Agent as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

          Section 9.2 Closing. (a) The closing hereunder ("Closing") shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through Escrow Agent's office on September 30, 2002 or such other date and time as Buyer and Seller may mutually agree upon in writing (the "Closing Date"). Such date may not be extended without the prior written approval of both Seller and Buyer. No later than 12:00 p.m. Eastern Time on the Closing Date, Buyer shall deposit in escrow with the Escrow Agent the Purchase Price, together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent. No later than 1:00 p.m. Eastern Time on the Closing Date, (i) Buyer will direct the Escrow Agent to (A) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price, less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement and (B) pay all appropriate payees the other costs and amounts to be paid by Buyer at Closing pursuant to the terms of this Agreement and (ii) Seller will direct the Escrow Agent to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.

               (b) It shall constitute a condition precedent to Seller's obligations to consummate the Closing hereunder that all of the material representations, warranties, covenants, and agreements of Buyer contained herein shall be true and correct and/or shall have been performed, as the case may be, in all material respects. It shall constitute a condition precedent to Buyer's obligations to consummate the Closing hereunder that all of the material representations, warranties, covenants, and agreements of Seller contained herein shall be true and correct and/or shall have been performed, as the case may be, in all material respects.

               Section 9.3 Seller's Closing Documents and Other Items. (a) At or before Closing, Seller shall deposit with the Escrow Agent into escrow the following items:

               (i) A duly executed and acknowledged Special Warranty Deed in the form attached hereto as Exhibit "D" for the Real Property (the "Deed");

               (ii) Two duly executed counterparts of a Bill of Sale in the form attached hereto as Exhibit "E" (the "Bill of Sale");

               (iii) Two (2) duly executed counterparts of an Assignment and Assumption of Leases in the form attached hereto as Exhibit "F" (the "Assignment and Assumption of Contracts");

               (v) An affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, stating that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

               (vi) Notices to each Tenant, signed by Seller, that shall disclose that the Property has been sold to Buyer and that, after the Closing, all rents should be paid to the Buyer or Buyer's designee;

          (vii) If applicable, duly completed and signed real estate transfer tax declarations;

          (viii) If applicable, with respect to any security deposits which are letters of credit, if the same are assignable, (A) deliver such letters of credit, (B) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (C) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer;

          (ix)   Two (2) duly executed counterparts of the Closing Statement;
and

          (x) To the extent not previously delivered by Seller to Buyer, all of the estoppel certificates received by Seller.

          (b) Seller shall deliver to Buyer a set of keys to the Property on the Closing Date.

          Section 9.4 Buyer's Closing Documents and Other Items. At or before Closing, Buyer shall deposit with the Escrow Agent into escrow the following items:

          (a) The Purchase Price and such additional funds as are necessary to close this transaction;

          (b)    Two (2) duly executed counterparts of the Bill of Sale;

          (c) Two (2) duly executed counterparts of the Assignment and Assumption of Leases;

          (d) Two (2) duly executed counterparts of the Assignment and Assumption of Contracts;

          (e) Documentation to establish to Seller's reasonable satisfaction the due authority of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer;

          (f) If applicable, duly completed and signed real estate transfer tax declarations;

          (g) Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement; and

          (b)    Two (2) duly executed counterparts of the Closing Statement.

          Section 9.5. Prorations and Closing Costs. (a) (i) Seller and Buyer agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Proration Time"), the following (collectively, the "Proration Items"): real estate and personal property taxes and assessments (subject to the terms of Section 9.5(b)), utility bills (except as hereinafter provided), collected Rents (subject to the terms of Section 9.5(b)) and Operating Expenses (subject to the terms of Section 9.5(c)) payable by the owner of the Property. Seller will be charged and credited for the amounts of all the Proration Items relating to the period up to and including the Proration Time, and Buyer will be charged and credited for all of the Proration Items relating to the period after the Proration Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer for Buyer's approval prior to the Closing Date (the "Closing Statement"). The Closing Statement, once agreed upon, shall be signed by Buyer and Seller and delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Buyer to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Buyer (if the preliminary prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Proration Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (not to exceed 120 days after closing), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be assigned to Buyer. Final readings and final billings for utilities will be made if possible as of the Proration Time, in which event no proration will be made at Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for deposits with the utility providers.

          (ii) Buyer will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rent previously paid to or collected by Seller and attributable to any period following the Proration Time. Rents are "Delinquent" when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rents will not be prorated. All sums collected by Buyer or Seller from and after Closing from each Tenant will be applied first to current amounts owed by such Tenant to Buyer, then to Delinquent Rent owed by such Tenant to Buyer, and then to Delinquent Rent owed by such Tenant to Seller. Any sums due Seller will be promptly remitted to Seller. Buyer shall not have an exclusive right to collect any sums due Seller from Tenants under the Leases and Seller hereby retains the right to pursue any Tenant under the Leases for any sums due Seller for periods attributable to Seller's ownership of the Property; provided, however, Seller
(A) shall be required to notify Buyer in writing of Seller's intention to commence or pursue any legal proceedings; (B) shall only be permitted to commence or pursue legal proceedings after the date which is three (3) months after Closing; and (C) shall not be permitted to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant or the termination of the underlying Lease.

          (iii) Seller shall prepare a reconciliation as of the Closing Date of the amounts of all billings and charges for operating expenses and tax escalations (collectively, "Operating Expenses"). If more amounts have been expended for Operating Expenses than have been collected from Tenants for Operating Expenses, Buyer shall bill Tenants and upon collection remit to Seller promptly. If more amounts have been collected from Tenants for Operating Expenses than have been expended for Operating Expenses, Seller will pay to Buyer at Closing, as a credit against the Purchase Price, such excess collected amount. Buyer and Seller agree that such proration of Operating Expenses shall be reprorated up to 120 days after Closing. In this regard, Buyer will be solely responsible, from and after Closing, for (A) collecting from Tenants the amount of any outstanding Operating Expenses for periods before and after the Closing and (B) where appropriate, reimbursing Tenants for amounts attributable to Operating Expenses, as may be necessary based on annual reconciliations for Operating Expenses.

          (iv) All ad valorem real estate and personal property taxes with respect to the Property (to the extent not prorated in (iii) above) shall be prorated as of the Proration Time on a accrual basis for the calender year in which the Closing occurs, regardless of the year for which such taxes are assessed.

          (v) Buyer shall receive a credit against Purchase Price at Closing for all Tenant Deposits then outstanding under the Leases and for all Rent paid in advance (to the extent not prorated as set forth in (ii) above).

          (vi) Buyer shall receive a credit against the Purchase Price at Closing for all payments due or owing under any Contracts for periods prior to the Closing Date, which amounts shall be prorated as of the Proration Time. If Seller has paid any amounts under any Contracts for periods after the Proration Time, Buyer shall pay such amounts to Seller at Closing in addition to the Purchase Price.

          (vii) Seller shall receive a credit for any and all Reimbursable Lease Expenses as set forth in Section 8.2. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Lease Expenses and the payment thereof.

          (viii) The provisions of this Section 9.5(a) will survive the Closing for a period of twelve (12) months.

          (b) (i) Seller shall pay (A) one-half of the Escrow Agent's escrow fee, (B) all of the costs associated with the issuance of the Title Commitment and the Title Policy, and (C) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Buyer hereunder.

          (ii)    Buyer shall pay (A) one-half of the Escrow Agent's escrow fee,
(B) all of the costs associated with the issuance of the Endorsements (other than the costs associated with the issuance of endorsements to cure any Title Objections), (C) the recording fees required in connection with the transfer of the Property to Buyer and (D) any additional costs and charges customarily charged to buyers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Seller hereunder. In addition to the foregoing, Buyer shall be responsible for any costs of updating the Survey of the Property or otherwise conforming the Survey to the requirements for issuance of the Title Policy or for any new survey that may be required for issuance of the Title Policy.

          Section 9.6 Broker. Buyer hereby represents and warrants to Seller that, except for Buyer's Broker, Buyer did not employ or use any broker or finder to arrange or bring about this transaction and that there are no claims or rights for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement, other than (a) the commission ("Broker's Commission") required to be paid by Seller to Broker pursuant to a separate agreement between Seller and Broker and (b) the commission required to be paid by Seller to Buyer's Broker pursuant to this provision. Seller hereby represents and warrants to Buyer that Seller has not employed any broker with respect to this transaction, other than Broker. Seller hereby agrees to pay to Buyer's Broker, at the Closing, provided the Closing occurs, a commission in the amount of $380,000.00 (the "Buyer's Broker's Commission"). If the Closing fails to occur for any reason or for no reason, Seller shall have no obligation to pay the Buyer's Broker Commission. If any person brings a claim for a commission or finder's fee based upon any contact, dealings, or communication with Buyer in connection with the transactions contemplated by this Agreement, other than Broker and Buyer's Broker, or if Buyer's Broker brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer in connection with the transactions contemplated in excess of the Buyer's Broker Commission, then Buyer shall defend Seller from such claim, and shall indemnify Seller and hold Seller harmless from any all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Seller with respect to the claim. The provisions of this Section 9.6 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the twelve month limitation set forth in Section 6.2.

          Section 9.7   Expenses. Except as provided in Section 9.5 and in
Section 9.6, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, in the case of Buyer, all third-party engineering and environmental review costs and all other Due Diligence costs.

                           ARTICLE 10 - MISCELLANEOUS

          Section 10.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

          Section 10.2  Risk of Loss and Insurance Proceeds.

          (a) Minor Loss. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (i) the cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, equals ten percent (10%) of the Purchase Price or less, (ii) no Major Tenant exercises any right it may have pursuant to its Lease, if any, to terminate the Lease on account of such damage or destruction, and (iii) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus any amount of any insurance deductible and any uninsured loss, less any sums expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.

          (b) Major Loss. If the amount of the damage or destruction or condemnation as specified above exceeds ten percent (10%) of the Purchase Price or any Major Tenant exercises a right to terminate its Lease in accordance with the terms of its Lease, then Buyer or Seller may at its option, to be exercised by written notice to the other within ten (10) business days of Seller's notice of the occurrence of the damage or destruction of the commencement of condemnation proceedings, terminate this Agreement. A party's failure to elect to terminate this Agreement within said ten business day period shall be deemed an election by such party to consummate this purchase and sale transaction. If the Buyer or Seller elects to terminate this Agreement within such ten business day period, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 3.4, 3.5, 3.6, 9.6 and 10.11. If both Seller and Buyer elect or are deemed to have elected to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible and any uninsured loss, less any sums expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.

          Section 10.3 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

          If to Seller:       ASP TWO CORPORATE PLAZA, L.P.
                              c/o Westbrook Real Estate Partners, L.L.C.
                              13155 Noel Road
                              Suite 2300
                              Dallas, Texas 75240
                              Attn: Mr. Scott R. Fitzgerald
                              Facsimile: (972) 934-8333

          With Copies to:           Westbrook Real Estate Partners, L.L.C.
                                    13155 Noel Road
                                    Suite 2300
                                    Dallas, Texas 75240
                                    Attn: Patrick K. Fox, Esq.
                                    Fascimile: (972) 934-8333

          and to:                   Jones, Day, Reavis & Pogue
                                    77 West Wacker Drive
                                    Chicago, Illinois 60601
                                    Attn: Robert C. Lee, Esq.
                                    Facsimile: (312) 782-8585

          If to Buyer:              Triple Net Properties, LLC
                                    1551 North Tustin Drive
                                    Suite 650
                                    Santa Ana, California 92705
                                    Attn: Anthony W. Thomas and Theresa Hutton
                                    Facsimile: (714) 667-0611

          with Copies to:           Hirchler Fleischer
                                    The Federal Reserve Bank Building
                                    701 East Byrd Street
                                    Richmond, Virginia 23219
                                    Attn: Louis J. Rogers, Esq.
                                    Facsimile: (804) 644-0957

          If to Escrow Agent:       LandAmerica Title Insurance Company
                                    7557 Rambler Road
                                    Suite 1200
                                    Dallas, Texas 75231
                                    Attn: John Keith Pettiette
                                    Facsimile: (214) 346-7131

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit for next business day delivery with such courier, or (c) facsimile transmission, in which case notice shall be deemed delivered upon electronic verification that transmission to recipient was completed. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

          Section 10.4 Assignment. Buyer and Seller shall not have the right to assign this Agreement, without the prior written consent of the other party. Notwithstanding the foregoing, Buyer and Seller may each assign, upon written notice to the non-assigning party (a) their interest herein to an Affiliate of such assigning party and (b) their rights (but not obligations) herein to any party which is not an Affiliate for the purposes of effectuating an exchange of properties under Section 1031 of the Code, provided that any such assignment does not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permited assigns, and no other party will be conferred any rights by viture of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Buyer, such reference will include the successors and permitted assigns of such party under this Agreement.

          Section 10.5 Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF NEW YORK OR IN U.S. FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW YORK. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.

          Section 10.6 Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, by all counterparts together will constitute one and the same instrument.

          Section 10.7 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

          Section 10.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the term or provisions of this Agreement.

          Section 10.9 Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing Party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

          Section 10.10 Payment of Fees and Express. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder.

          Section 10.11 Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to Permitted Outside Parties or as required by law. No party shall make any public disclosure of the specific terms of this Agreement, except as required by law (including SEC regulations and NYSE requirements). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentially thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall return to Seller, all documents, work papers, engineering and environmental studies and reports and all other materials (including all copies thereof obtained from Seller in connection with the transactions contemplated hereby), and each party shall use its best efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. Except required by applicable law, neither party shall issue any press release or make any statement to the media without the other party's consent, which consent shall not be unreasonably withheld. The provisions of this Section 10.11 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement and shall not be subject to the twelve (12) month limitation set forth in Section 6.2.

          Section 10.12 No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

          Section 10.13 Waiver of Jury Trial. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an "Action") (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 10.13 with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury.

          Section 10.14 Limited Liability. Neither the members, managers, employees or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them shall be liable under this Agreement and all parties hereto shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller.

          Section 10.15 Time of Essence. Time is of the essence of this Agreement.

          Section 10.16 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

          Section 10.17 Audit Rights. Upon receipt by Seller of Buyer's reasonable written request at any time and from time to time within a period of twelve (12) months after the Closing (but in no event more than twice during such twelve (12) month period), Seller shall make available (or cause its asset manager, as applicable, to make available) to Buyer and its accountants, auditors, and designees, for inspection and copying during normal business hours and at Buyer's sole cost and expense, all accounting records in Seller's control relating to the Property for the calendar year period ended December 31, 2001, and for the period from January 1, 2002, through the Closing Date, including, without limitation, all general ledgers, cash receipts, canceled checks and other accounting documents or information in Seller's control reasonably requested by Buyer and related to the Property.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                       SELLER:   ASP TWO CORPORATE PLAZA, L.P.,
                                 a Delaware limited partnership

                                 By:  ASP TWO CORPORATE PLAZA GP,
                                      L.L.C., a Delaware limited liability
                                      company, its general partner

                                      By: /s/ Scott R. Fitzgerald
                                         -------------------------------
                                      Name:   Scott R. Fitzgerald
                                           -----------------------------
                                      Title:  Vice-President
                                            ----------------------------

                       BUYER:    TRIPLE NET PROPERTIES, LLC,            [STAMP]
                                 a Virginia limited liability company


                                 By:    /s/ Anthony W. Thompson
                                        --------------------------------
                                 Name:  Anthony W. Thompson
                                 Title: President


                       ESCROW AGENT:

          The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the terms and conditions of this Agreement.

                                 LANDAMERICA TITLE INSURANCE
                                 COMPANY

                                 By:    /s/ [ILLEGIBLE]
                                        --------------------------------
                                 Name:  /s/ [ILLEGIBLE]
                                        --------------------------------
                                 Title: VP/counsel
                                        --------------------------------